CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated August 25, 2023, relating to the financial statements of HW Opportunities MP Fund, a series of Series Portfolios Trust, for the year ended June 30, 2023, and to the references to our firm under the headings “How Do The Boards And The Funds’ Other Service Providers Compare”, “Other Matters”, and “Exhibit C – Financial Highlights” in the Information Statement/Prospectus.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
November 7, 2023